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                                                                      Exhibit 21



                            SUBSIDIARIES OF MBIA INC.
                            =========================

NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
------------------                                        ----------------------


MBIA Insurance Corporation                                New York
Municipal Issuers Service Corporation                     New York
MBIA Insurance Corp. of Illinois                          Illinois
MBIA Asset Management, LLC                                Delaware
MBIA Municipal Investors Service Corporation              Delaware
Colorado Investor Services Corporation                    Colorado
MBIA Investment Management Corp.                          Delaware
MBIA Capital Management Corp.                             Delaware
1838 Investment Advisors, LLC                             Delaware
1838 Delaware Holding, LLC                                Delaware
MBIA & Associates Consulting, Inc.                        Delaware
MBIA Capital Corp.                                        Delaware
MBIA International Marketing Services, Pty. Limited       Australia
MBIA Assurance S.A.                                       France
MBIA Singapore Pte Ltd.                                   Singapore
MBIA Services Company                                     Delaware
MBIA MuniServices Company                                 Delaware
Municipal Tax Collection Bureau, Inc.                     Pennsylvania
John T. Austin, Inc.                                      California
Allen W. Charkow, Inc.                                    California
Municipal Resource Consultants                            California
Muni Resources, LLC                                       Delaware
Capital Asset Holdings GP, Inc.                           Florida
CapMAC Holdings Inc.                                      Delaware
Capital Markets Assurance Corporation                     New York
CapMAC Investment Management, Inc.                        Delaware
CapMAC Financial Services, Inc.                           Delaware
CapMAC Financial Services (Europe) Ltd.                   United Kingdom
CapMAC Asia Ltd.                                          Bermuda